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                                                                   EXHIBIT 10(b)

                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

         We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury Gold and Mining Fund of Mercury Asset Management Funds, Inc. filed as part of Registration Statement No. 333-65955 and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to the initial Registration Statement on Form N-1A (File No. 333-65955).

                                     /s/ Swidler Berlin Shereff Friedman, LLP
                                     Swidler Berlin Shereff Friedman, LLP


New York, New York
September 8, 1999